Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this Quarterly Report on Form 10-Q of E*TRADE Financial Corporation (the “Quarterly Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Steven J. Freiberg, the Chief Executive Officer and Matthew J. Audette, the Chief Financial Officer of E*TRADE Financial Corporation, each certifies that, to the best of their knowledge:

1.	the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of E*TRADE Financial Corporation.

Dated: May 4, 2012

/S/ STEVEN J. FREIBERG
Steven J. Freiberg
Chief Executive Officer (Principal Executive Officer)

/S/ MATTHEW J. AUDETTE
Matthew J. Audette
Chief Financial Officer (Principal Financial and Accounting Officer)